Exhibit 99.1

Ignyta Announces Amendment to License Agreement with Nerviano

December 15, 2014 7:00 AM Eastern Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (Nasdaq: RXDX), a precision oncology biotechnology company, today announced that it has entered into an amendment to its license agreement with Nerviano Medical Sciences, S.r.l. relating to its entrectinib (formerly RXDX-101) product candidate. The amendment modifies the milestones that would trigger the initial three milestone payments specified in the license agreement. Pursuant to the amendment, the initial milestone payment of $10 million will be due and payable to Nerviano by December 31, 2014, and the second and third milestone payments will be triggered by revised clinical and/or regulatory events relating to entrectinib or other licensed products. The amounts of such milestone payments have not changed.

“The promising clinical data observed with entrectinib have spurred us to develop a more ambitious clinical development plan that enables us to accelerate development while also pursuing multiple opportunities in parallel for this exciting product candidate,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “Under the previous structure, there were future milestone payments that posed potential financial disincentives for Ignyta to accelerate the clinical development program or pursue multiple indications due to potential stacking of milestone payments. By accelerating the first payment, pushing back subsequent payments, and modifying the triggers for milestone payments under our agreement with Nerviano, we have better aligned the companies’ interests. Ignyta may now strategically accelerate the development and potential commercialization of entrectinib for the benefit of cancer patients.”

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a precision oncology biotechnology company pursuing an integrated therapeutic (Rx) and companion diagnostic (Dx) strategy for treating cancer patients. The company’s goal with this Rx/Dx approach is to discover, develop and commercialize new drugs that target activated cancer genes and pathways for the customized treatment of cancer. It aims to achieve this goal by pairing each of its product candidates with biomarker-based companion diagnostics that are designed to identify, at the molecular level, the patients who are most likely to benefit from the precisely targeted drugs the company develops. For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements.

Such forward-looking statements include, among other things, references to the clinical development program for entrectinib and the potential for entrectinib clinical data to create value. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; regulatory developments in the United States and foreign countries; Ignyta’s ability to develop, complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; the potential for final results of the ongoing Phase I/II clinical trials of entrectinib, or any future clinical trials, to differ from preliminary results; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates, including reliance on Nerviano for the prosecution and maintenance of certain key intellectual property for all of Ignyta’s in-licensed product candidates; the potential for the company to fail to maintain the CLIA certification of its diagnostic laboratory or to fail to achieve full CLIA registration of such laboratory; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

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